Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

QUOIN PHARMACEUTICALS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Filing Fee
Previously
Paid in
Connection
with
			Fee			Proposed						Carry	Unsold
			Calculation			Maximum				Carry	Carry	Forward	Securities
			or Carry			Offering	Maximum		Amount of	Forward	Forward	Initial	to be
	Security	Security	Forward		Amount	Price Per	Aggregate		Registration	Form	File	Effective	Carried
	Type	Class Title(1)	Rule		Registered	Unit	Offering Price	Fee Rate	Fee	Type	Number	Date	Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value per share, underlying American Depositary Shares, issuable upon the exercise of the Warrants	457	(c)	6,435,548,000(2)(3)	$0.0029(4)	$18,663,089.20	0.0000927	$1,730.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts
Total Fees Previously Paid
Total Fees Offsets
Net Fee Due

(1)

American Depositary Shares (“ADSs”) issuable upon deposit of ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-212698) filed with the Securities and Exchange Commission. Each ADS represents four hundred (400) A ordinary shares.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional ordinary shares that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.

(3)

We are registering for resale by the selling shareholders named in the Registration Statement on Form F-1 ordinary shares represented by ADSs issuable upon the exercise of the Warrants, assuming the Warrants are exercised in full.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices per ADS on April 11, 2022, a date within five business days prior to the filing of this registration statement, as reported on the Nasdaq Capital Market, and adjusted to reflect the ADS ratio of 400 ordinary shares per ADS.